EXHIBIT 10.1

STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement, dated as of                     , (this “AGREEMENT”) is entered into by and among Paragon Financial Corporation, a Delaware corporation, (the “COMPANY”) and                      (the “SUBSCRIBER”). This Agreement relates to the Company’s private offering of the Company’s $0.0001 par value common stock to accredited investors of at least $100,000.00 (the “Minimum Subscription Amount”) and up to a maximum of $500,000.00 (referred to as the “Offering”). The parties, intending to be legally bound, hereby agree as follows:

1.	SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Company an aggregate of shares of Company’s Common Stock (the “Shares”), at the purchase price of $0.0375 per share for an aggregate purchase price of $ .

2.	PAYMENT OF PURCHASE PRICE. The purchase price for the Shares shall be paid by delivery to Company at the time of execution of this Agreement, or within 30 days thereafter, of a check, wire transfer, or any combination thereof, in the amount of $ , payable to Company.

3.	CLOSING DATE. The closing date of the Offering shall be the sooner of February 28, 2005 or a date set forth by the Company’s Board of Directors. The Company reserves the right to extend the Offering and increase the maximum amount to be raised at its sole discretion.

4.	NO ESCROW AFTER MINIMUM OFFERING AMOUNT IS RAISED. Once the Company has received the Minimum Subscription Amount, the Company intends to use the proceeds received from the Offering thus far in the manner set forth in the use of proceeds section of the offering memorandum.

5.	WARRANT. In consideration of Purchaser’s commitment to purchase up to an aggregate principal amount of $ of Common Stock from Company, Company shall issue a warrant to Purchaser in the form attached hereto as Exhibit A (the “Warrant”).

6.	REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to Purchaser that, the statements contained in the following paragraphs of this Section 4 are all true and correct as of the Closing Date:

(a)	ORGANIZATION AND STANDING: ARTICLES AND BYLAWS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

2207 Sawgrass Village Drive · Ponte Vedra Beach, FL 32082 · Phone (904) 285-0000 · Fax (904) 285-2575

(b)	CORPORATE POWER. Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement, the Warrant and the Registration Rights Agreement in the form attached hereto as EXHIBIT B. This Agreement, the Warrant, and the Registration Rights Agreement will be valid and binding obligations of Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(c)	AUTHORIZATION.

(1)	CORPORATE ACTION. All corporate and legal action on the part of Company, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, the Warrant, the Registration Rights Agreement, the sale and issuance of the Shares, the sale and issuance of the Warrant, the shares issuable upon the exercise of the Warrant, and the performance of Company’s obligations hereunder, under the Warrant and under the Registration Rights Agreement have been taken.

(2)	VALID ISSUANCE. The Shares, the Warrant, and the shares of Common Stock issued upon exercise of the Warrant (collectively, the “SECURITIES”), when issued in compliance with the provisions of this Agreement and the Warrant will be validly issued and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

(d)	GOVERNMENT CONSENT, ETC. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Company is required in connection with the valid execution and delivery of this Agreement, the Warrant, the Registration Rights Agreement or the offer, sale or issuance of the Securities, other than, if required, filings or qualifications under the Florida Securities Laws or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by Company.

7.	REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Company as of the Closing Date as follows:

(a)	INVESTMENT INTENT: AUTHORITY. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to Company, evidenced by Purchaser’s execution of this Agreement, that Purchaser is acquiring the Securities for investment for Purchaser’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, (the “SECURITIES ACT”) or Florida Law. Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(b)	SECURITIES NOT REGISTERED. Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under the Florida Law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to Florida Law, and that Company’s reliance upon such exemptions is predicated upon Purchaser’s representations set forth in this Agreement. Purchaser acknowledges and understands that the resale of the Securities may be restricted indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under the Florida Law or an exemption from such registration and such qualification is available. Purchaser acknowledges that Company is under no obligation to effect any registration with respect to the Securities or to file for or comply with any exemption from registration.

(b)	KNOWLEDGE AND EXPERIENCE. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s prospective investment in the Securities; (ii) has the ability to bear the economic risks of Purchaser’s prospective investment; (iii) has had all questions which have been asked by Purchaser satisfactorily answered by Company; and (iv) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Purchaser represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.

8.	CONDITIONS OF THE PURCHASER’S OBLIGATIONS AT CLOSING. The obligations of the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Purchaser:

(a)	REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 4 shall be true and correct on and as of the Closing.

(b)	PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

9.	CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

(a)	REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 5 shall be true and correct on and as of the Closing.

(b)	PERFORMANCE. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

10.	MISCELLANEOUS.

(a)	WAIVERS AND AMENDMENTS. Any provision of this Agreement may be amended, waived or modified upon the written consent of Company and Purchaser.

(b)	GOVERNING LAW. This Agreement, and the Warrant and all actions arising out of or in connection with this Agreement, and the Warrant shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida or of any other state. The parties acknowledge and agree that the exclusive venue and jurisdiction of any dispute arising out of this Agreement shall be a federal or state court located in the County of Duval, Florida.

(c)	ENTIRE AGREEMENT. This Agreement together with the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)	SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e)	EXPENSES. Each Party shall pay its own fees and expenses in connection with the preparation, execution and delivery of this Agreement.

(f)	NOTICES, ETC. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile, if to

Subscriber:

or at such other address or number as Subscriber shall have furnished to Company in writing, or if to Company, at 2207 Sawgrass Village Drive Ponte Vedra Beach, Florida 32082 or at such other address or number as Company shall have furnished to Subscriber in writing.

(b)	VALIDITY. If any provision of this Agreement, or the Warrant shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)	COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(d)	ASSIGNMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

PARAGON FINANCIAL CORPORATION

By:
Name:	Paul K. Danner
Title:	Chairman & CEO

SUBSCRIBER:

By:
Printed Name:

EXHIBIT A

Warrant No.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE, OR TRANSFER.

PARAGON FINANCIAL CORPORATION

STOCK PURCHASE WARRANT

THIS WARRANT is issued this              day of                     , 200    , by PARAGON FINANCIAL CORPORATION, a Delaware corporation (the “Company”), to             , an individual, and any subsequent assignee or transferee hereinafter referred to collectively as “Holder” or “Holders”.

1. ISSUANCE OF WARRANT. For and in consideration received from Holder, the Company hereby grants to Holder the right to purchase                      shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”) (the stock referred to as “Warrant Shares”).

2. TERM. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable in whole or in part at any time and from time to time from the date hereof until 5:00 p.m. Ponte Vedra Beach, Florida time on December 31, 2007 (the “Expiration Date”) and shall be void thereafter.

3. PRICE. The Exercise Price per share for which the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be $.05 per share.

4. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to part or all of the Warrant Shares by surrender of this Warrant, duly completed and executed on behalf of the Holder, at the office of the Company, 2207 Sawgrass Village Drive, Ponte Vedra Beach, FL 32082 Attn: Scott Vining, or at such other address as the Company shall designate in a written notice to the Holder hereof, together with a check acceptable and payable to the Company for the aggregate purchase price of the Warrant Shares so purchased.

Upon exercise of this Warrant as aforesaid, the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on the date of exercise. As promptly as practicable on or after such date, and in any event within ten (10) business days thereafter, the Company shall execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Warrant Shares for which this Warrant is being exercised, in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Company, at its expense, will issue to the Holder a new Warrant covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised, which new Warrant shall be identical to this Warrant except for the number of shares.

5. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

(a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws (“Blue Sky Laws”). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Company Common Stock issued upon exercise hereof with applicable federal and state securities laws, including compliance with applicable exemptions from the registration requirements of such laws.

(b) The Company covenants and agrees that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefore, be legally and validly issued and outstanding, fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

6. INVESTMENT COVENANT. The Holder by its acceptance covenants that this Warrant is, and the stock to be acquired upon exercise of this Warrant will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulations.

7. TRANSFER OF WARRANT. Subject to the provisions of Section 5, this Warrant may be transferred, in whole or in part, to any person, by presentation of the Warrant to the Company with written instructions for such transfer and by the execution by such transferee of an investment letter in a form reasonably satisfactory to the Company.

8. WARRANT HOLDER NOT SHAREHOLDER. This Warrant does not confer upon the Holder, as such, any right whatsoever as a stockholder of the Company.

9. ADJUSTMENT UPON CHANGES IN COMPANY COMMON STOCK. The number of shares of Common Stock subject to this Warrant and the Exercise Price per share of such shares shall be adjusted by the Company proportionately to reflect changes in the capitalization of the Company as result of any recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or any other change in the Company’s capital structure which affects holders of Common Stock generally. All adjustments described herein shall be reflected on the Company’s stock warrant ledger and the Holder shall receive written notice thereof.

10. MERGER, SALE OF ASSETS, ETC. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired, there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for in Section 9 hereof), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment for other future events as provided in Section 9. The foregoing provisions of this Section 10 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applied after that event, as nearly as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

11. NOTICE OF CERTAIN EVENTS. In case:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of capital stock of any class, or to receive any other rights; or

(b) of any capital reorganization, any reclassification of shares of capital stock of the Company (other than a subdivision or combination of outstanding shares of Common Stock to which Section 9 applies), or any consolidation or merger of the Company or the sale or transfer of all or substantially all of the assets of the Company; or

(c) of any voluntary dissolution, liquidation, or winding up of the Company;

then the Company shall mail (at least ten (10) days prior to the applicable date referred to in subclause (x) or in subclause (y) below, as the case may be), to the Holder at the address set forth in the Company’s stock records, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights are to be determined, or (y) the date on which such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, capital reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up.

IN WITNESS WHEREOF, Paragon Financial Corporation has caused this Warrant to be executed by its duly authorized officer this              day of                     , 200    .

PARAGON FINANCIAL CORPORATION

By:
Name:	Paul K. Danner
Title:	Chairman & CEO

HOLDER:

By:
Printed Name: